Exhibit 21.1


                              List of Subsidiaries

                     Subsidiary                                               Jurisdiction of Formation
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
Knowles Electronics Japan, K.K.                                       Japan
Knowles Electronics (Malaysia) Sdn. Bnd.                              Malaysia
Knowles Electronics Suzhou Co. Ltd.                                   Peoples Republic of China/Suzhou
Knowles Electronics Trading (Shanghai) Co. Ltd.                       Peoples Republic of China/Shanghai
Knowles Electronics Taiwan, Ltd.                                      Taiwan
Knowles Europe                                                        United Kingdom
Knowles Electronics Manufacturing Ltd. ("KML")                        Delaware
Emkay Innovative Products, Inc.                                       Delaware
Ruf electronics GmgH ("Ruf")                                          Germany
Knowles Electronics LLC                                               Delaware
Knowles Intermediate Holding, Inc.                                    Delaware
Ruf Electronics Kft.                                                  Hungary
Ruwido Austria Ges. M.b.H. ("Ruwido")                                 Austria
Ruwido Austria Gesellschaft m.b.H. & Co. K.G. ("Ruwido KG")           Austria
Ruwido austria GmbH ("Ruwido austria")                                Austria
Ruwido Gmbh & Co. K.G.                                                Germany
Ruwido GmbH                                                           Germany
Synchro-Start Products Europe Limited                                 United Kingdom
Synchro-Start Products, Inc. ("SSPI")                                 Delaware
Knowles Electronics France                                            France
Knowles Electronics Singapore Pte. Ltd.                               Singapore
Knowles Electronics (Weifang) Co. Ltd.                                Peoples Republic of China/Weifang